Exhibit 99.1

Gannett Announces Business Response to COVID-19

MCLEAN, VA April 1, 2020 – Gannett Co., Inc. (“Gannett”, the “Company” or “we”) (NYSE: GCI) announced today proactive measures taken in response to the COVID-19 crisis.

“We have worked swiftly and diligently over the past month to support the health and safety of our employees and to preserve our ability to deliver high quality journalism to the communities we serve,” said Michael Reed, Chairman and Chief Executive Officer of Gannett. “While business performance started the year strong, we now expect our revenues to be significantly impacted by the COVID-19 pandemic. Therefore, we have taken several measures designed to mitigate the impact on our operating performance and to strengthen the Company’s balance sheet and liquidity position. We believe these measures are essential to protect the Company during this challenging time. We continue to aggressively pursue previously announced integration plans and remain optimistic about our ability to emerge from this crisis as a stronger Company.”

Business Update

We expect operating performance to be adversely affected by the widespread disruption caused by the COVID-19 pandemic. As a media company, we are generally exempt from mandates requiring closures of non-essential businesses and therefore have been able to continue operations. However, we expect our advertising and events revenues to decline as a result of widespread business closures and social distancing measures.

In the current environment, a major priority is preserving liquidity. We have identified measures that we expect to reduce expenses in 2020 by an additional $100 - $125 million (in addition to the merger-related expense reductions explained below), through implementation of reductions in force and furloughs, significant pay reductions for senior management, and cancellation of non-essential travel and spending. We are also reviewing opportunities to delay capital expenditures and working diligently with vendors, creditors, and pension regulators to restructure or postpone certain obligations.

With respect to post-merger integration, we remain highly confident in our previously announced goal of implementing measures by the end of 2021 to achieve $300 million in annualized synergies, with more than half of such measures expected to be implemented in 2020.

In addition, we continue to target $100 - $125 million in real estate sales by the end of 2021, the proceeds of which we intend to use to pay down debt. Since reporting fourth quarter earnings, the Company has paid down an additional $3.3 million of principal on our term loan facility, reducing debt outstanding to $1.744 billion.

Dividend Update

Prior to the onset of the U.S. public health and economic crises triggered by the pandemic we had announced the Board’s intention to declare a quarterly dividend with respect to the first quarter of 2020. However, in light of the unprecedented economic disruption and uncertainty caused by the pandemic, the Board has determined that it is in the best interests of shareholders for the Company to preserve liquidity by suspending the quarterly dividend until conditions improve. The Board of Directors is committed to reinstituting a quarterly dividend when it is appropriate to do so.

Community Impact

With a portfolio of 261 local daily newspapers across 46 states and Guam, plus our national publication, USA TODAY, we are uniquely positioned to support local communities during the pandemic by continuing to provide high quality journalism and by creating innovative solutions to allow consumers to support small businesses. To date, we have launched the following initiatives:

In response to reader interest, USA TODAY launched “Nations Health,” a special daily section dedicated to latest Covid-19 news which runs in print and is updated in real time online and available for all local digital editions. Additionally, USA TODAY launched a coronavirus newsletter, which has become one of the fastest growing newsletters in the history of the brand with nearly 145K subscribers in a month. These products, which are available for free to all readers, bring together the best of our content on the pandemic from all 50 states with updates on testing, confirmed cases, mitigation, closures, cancellations and the “new normal” for America. In the past 45 days, USA TODAY has had more than 400 million views of its coronavirus stories, videos, graphics and photo galleries. To access “Nation’s Health” content, please visit coronavirus.usatoday.com.

Gannett also launched “Support Local”, which provides communities with an easy way to discover opportunities to help their favorite local businesses and to access special services provided by businesses during the crisis. The site provides free business listings that are searchable by city, and it allows readers to filter by type of business, such as restaurants, bars, cafes and bakeries. The site currently enables the purchase of restaurant gift cards and delivery service and will be adding features such as announcements of special hours and remote access, as well as special offers. To find or add a local business in your community to “Support Local,” please visit supportlocal.usatoday.com.

Protecting Our Employees

Our goal is to promote the health of our employees while continuing operations. Over 95% of our employees who do not work in production or delivery functions have been working from home since March 20th. For our production and delivery workers, and in the select instances where employees cannot work from home, we have implemented social distancing measures and hygiene best practices in line with the CDC and WHO guidelines. We wish to extend a heartfelt thanks to our employees, who continue to provide essential services to local communities and readers during this crisis.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched reach at the national and local level, Gannett touches the lives of nearly 140 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include the USA TODAY and more than 260 daily local newspaper brands, digital marketing services companies ReachLocal, WordStream, and ThriveHive and U.K. media company Newsquest. Following the completion of their recent merger, starting November 20, 2019, New Media Investment Group Inc. trades on the New York Stock Exchange under Gannett Co., Inc. and its ticker symbol has changed to “GCI”. To connect with us, visit www.gannett.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected effects on our business, financial condition and results of operations of the COVID-19 pandemic, the potential impact of mitigation measures, future real estate sales, debt repayment and the declaration and/or suspension of any dividend. These statements are based on management’s current expectations and beliefs and are subject to a number of evolving risks and uncertainties, including the duration and scope of the COVID-19 pandemic, the impact of the pandemics on our business, financial condition, or results of operations, the impact of the pandemic on demand for print newspapers, and actions taken by governments, businesses and individuals in response to the pandemic. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see also the risk factors described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Ashley Higgins & Stacy Cunningham, Gannett Investor Relations
investors@gannett.com
(212) 479-3160
or
Media:
Stephanie Tackach, Gannett Public Relations
stackach@gannett.com

Source: Gannett Co., Inc.